UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2022

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Washington Street, Suite 100
Reno, NV 89503

(Address of principal executive offices)

Tel: (775) 473-4744

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2022, the Board of Directors of American Battery Technology Company (“the “Company”) approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws replaced the Company’s then-existing bylaws adopted in 2011 (the “Prior Bylaws”) in its entirety.

The Company replaced the Prior Bylaws to update certain corporate governance processes to reflect the evolution from the Company’s founding to the very different company it is today. In 2011, the Company was incorporated for the purpose of acquiring rights to mineral properties with the eventual objective of being a producing mineral company, emphasizing gold and silver resources. Recently, the Company has evolved into a technology development and commercialization firm engaged in (i) the exploration of new, domestic primary resources of battery metals, (ii) the development and commercialization of new technologies for the extraction and refining of these battery metals from primary resources, and (iii) the commercialization of an internally-developed, integrated process for the recycling of lithium-ion batteries for the recovery of battery metals. Through this three-pronged approach, the Company is working to increase the domestic production of these battery metals by means of the acquisition and exploration of mining claims and battery metals recycling to ensure the constituent elemental metals are supporting the domestic manufacturing supply chain in a closed-loop fashion. These are very different goals than the more singular extraction-oriented focus that the Company had in 2011.

In the decade since its founding, the Company made no changes to the Prior Bylaws. Upon conducting a recent review of the Prior Bylaws, the Company determined that the Prior Bylaws no longer fully reflected the technology company it has become. Among other things, the Amended and Restated Bylaws offer greater opportunity for stockholder participation by (i) increasing the quorum required for annual meetings of stockholders to one-third of the shares entitled to vote to match NASDAQ governance requirements, (ii) reducing the requirement to remove a director to a majority vote of the outstanding shares, and (iii) improving the process to hold special meetings.

Although stockholder approval is not required to adopt the Amended and Restated Bylaws, the Board of Directors determined to seek a non-binding, advisory stockholder vote to ratify the Amended and Restated Bylaws at the yet-to-be-announced 2022 annual meeting (the “Annual Meeting”) of stockholders of the Company. The vote is advisory and will not be binding upon the Company or the Board of Directors.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 11, 2022, the Board considered and adopted a Board code of conduct (the “Board Code of Conduct”), which sets forth the Board’s standards of conduct relating to, among other things, conflicts of interest, business relationships with directors, use of corporate information, opportunities and assets, confidentiality, compliance with laws, rules and regulations, fair dealing, accountability, and wavier. The foregoing description of the Board Code of Conduct is not complete and is subject to and qualified in its entirety by reference to the Board Code of Conduct, a copy of which is attached hereto as Exhibit 14.1.

On September 11, 2022, the Board adopted the insider trading policy (the “Insider Trading Policy”) to promote compliance by all Company employees, consultants, Directors, and other service providers with federal, state, and foreign securities laws that prohibit certain persons who are aware of material, nonpublic information. The foregoing description of the Insider Trading Policy is not complete and is subject to and qualified in its entirety by reference to the Insider Trading Policy, a copy of which is attached hereto as Exhibit 14.2.

On September 11, 2022, the Board adopted the related persons transaction policy (the “Related Persons Transaction Policy”) to (i) foster ethical standards and integrity; (ii) focus the Company’s management on areas of potential ethical risk and conflicts of interest; (iii) guide the Company’s management in recognizing and dealing with ethical issues; (iv) establish reporting mechanisms; and (v) promote a culture of honesty and accountability consistent with the Company’s core values. The foregoing description of the Related Persons Transaction Policy is not complete and is subject to and qualified in its entirety by reference to the Related Persons Transaction Policy, a copy of which is attached hereto as Exhibit 14.3.

The Company’s Board Code of Conduct, Insider Trading Policy, and Related Persons Transaction Policy are available, free of charge, on our website at www.investors.americanbatterytechnology.com/governance.

Item 7.01 Regulation FD Disclosure.

On September 14, 2022, the Company issued a press release announcing the Amended and Restated Bylaws, Board of Directors Code of Conduct, Insider Trading Policy, and Related Persons Transaction Policy. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws
14.1	Board of Directors Code of Conduct
14.2	Insider Trading Policy
14.3	Related Persons Transaction Policy
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: September 14, 2022	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer